                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             SCM MICROSYSTEMS, INC.
                             A DELAWARE CORPORATION

                          INTELLICARD SYSTEMS PTE LTD.
                A CORPORATION INCORPORATED UNDER THE LAWS OF THE
                              REPUBLIC OF SINGAPORE

                                       AND

                            IPC PERIPHERALS PTE. LTD.
                                  TAN TAI CHEW
                                  GOH BOON HUAT
                                  LIM KIM LARK
                            ALCO TECHNOLOGY PTE. LTD.


                                  JUNE 3, 1998

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I - PURCHASE AND SALE OF THE SECURITIES..........................................  -2-
    1.1      Purchase and Sale of the Securities.........................................  -2-
    1.2      Escrow Deposit..............................................................  -3-
    1.3      Tax and Duty Assessments....................................................  -3-
    1.4      Offset for Shareholder Liabilities..........................................  -3-
    1.5      Closing.....................................................................  -3-
    1.6      Closing Deliveries..........................................................  -4-
    1.7      Further Assurances..........................................................  -5-

ARTICLE II - REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE SELLING SHAREHOLDERS..............................................  -6-
    2.1      Company Organization and Good Standing......................................  -6-
    2.2      Company Capital Structure...................................................  -6-
    2.3      Company Subsidiaries........................................................  -7-
    2.4      Authority of the Company and Selling Shareholders...........................  -7-
    2.5      No Conflicts................................................................  -8-
    2.6      Company Financial Statements................................................  -9-
    2.7      No Undisclosed Liabilities.................................................. -10-
    2.8      Deferred Compensation....................................................... -10-
    2.9      No Changes.................................................................. -11-
    2.10     Tax Matters................................................................. -13-
    2.11     Restrictions on Business Activities......................................... -15-
    2.12     Title of Properties; Absence of Liens and Encumbrances;
             Condition of Equipment...................................................... -15-
    2.13     Intellectual Property....................................................... -16-
    2.14     Agreements, Contracts and Commitments....................................... -18-
    2.15     Interested Party Transactions............................................... -20-
    2.16     Governmental Authorization.................................................. -20-
    2.17     Permits..................................................................... -20-
    2.18     Legal Proceedings........................................................... -21-
    2.19     Accounts Receivable; Inventory.............................................. -21-
    2.20     Customers and Suppliers..................................................... -22-
    2.21     Minute Books................................................................ -22-
    2.22     Environmental Matters....................................................... -22-
    2.23     Employee Benefit Plans and Compensation..................................... -27-
    2.24     Insurance................................................................... -30-
    2.25     Compliance with Laws........................................................ -30-
    2.26     Warranties; Indemnities..................................................... -30-
    2.27     Complete Copies of Materials................................................ -31-
    2.28     Brokers' and Finders' Fees.................................................. -31-
    2.29     Foreign Offering Representations............................................ -31-
    2.30     Investment Representations.................................................. -32-
    2.31     Representations Complete.................................................... -33-

ARTICLE III - REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER......................................................................... -34-
    3.1      Organization, Standing and Power............................................ -34-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
    3.2      Authority................................................................... -34-
    3.3      No Conflicts................................................................ -34-
    3.4      Brokers' and Finder's Fees.................................................. -35-

ARTICLE IV - ADDITIONAL AGREEMENTS....................................................... -35-
    4.1      Confidentiality............................................................. -35-
    4.2      Non-Solicitation............................................................ -36-
    4.3      Transfer Restrictions....................................................... -36-
    4.4      Exchange Act Reports........................................................ -38-
    4.5      Best Efforts................................................................ -38-
    4.6      Board of Directors.......................................................... -38-

ARTICLE V - CONDITIONS TO THE PURCHASE AND SALE
OF THE SHARES............................................................................ -39-
    5.1      Conditions to Obligations of the Parties.................................... -39-
    5.2      Additional Conditions to the Obligations of the Purchaser................... -39-
    5.3      Additional Conditions to Obligations of the Company and the Selling
             Shareholders................................................................ -42-

ARTICLE VI - SURVIVAL AND INDEMNIFICATION................................................ -43-
    6.1      Survival.................................................................... -43-
    6.2      Indemnification by the Selling Shareholders................................. -44-
    6.3      Indemnification by the Purchaser............................................ -45-
    6.4      Materiality Exceptions...................................................... -45-
    6.5      Insurance Proceeds.......................................................... -46-
    6.6      Notice...................................................................... -46-
    6.7      Third Party Claims.......................................................... -46-
    6.8      The Representative.......................................................... -49-

ARTICLE VII - GENERAL PROVISIONS......................................................... -50-
    7.1      Further Assurances.......................................................... -50-
    7.2      Notices..................................................................... -51-
    7.3      Interpretation.............................................................. -52-
    7.4      Expenses.................................................................... -52-
    7.5      Counterparts................................................................ -52-
    7.6      Entire Agreement; Assignment................................................ -52-
    7.7      Severability................................................................ -52-
    7.8      Other Remedies.............................................................. -53-
    7.9      Governing Law............................................................... -53-
    7.10     Rules of Construction....................................................... -53-
    7.11     Amendment................................................................... -53-
    7.12     Extension; Waiver........................................................... -53-
    7.13     Interpretation of Knowledge................................................. -53-

                                INDEX OF EXHIBITS

Exhibit A      Schedule of Selling Shareholders and Allocation of Acquisition
               Consideration

Exhibit B      Form of Escrow Agreement

Exhibit C      Form of Employment and Non-Competition Agreement

Exhibit D      Schedule of Parties to Employment and Non-Competition Agreement

Exhibit E      Schedule of Company Directors after Closing

Exhibit F      Form of Legal Opinion of K L Lim & Co.
               [Counsel to the Company and the Selling Shareholders]

Exhibit G      Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
               [Counsel to the Purchaser]

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of June 3, 1998 by and among SCM Microsystems, Inc., a Delaware corporation (the "PURCHASER"), IPC Peripherals Pte. Ltd., a corporation organized under the laws of the Republic of Singapore, Tan Tai Chew, Goh Boon Huat, Lim Kim Lark and Alco Technology Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore (each, a "SELLING SHAREHOLDER" and collectively, the "SELLING SHAREHOLDERS"), and Intellicard Systems Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore (the "COMPANY").

                                   WITNESSETH

        WHEREAS, the Selling Shareholders own beneficially and of record an aggregate of 4,000,000 shares of Common Stock of the Company (the "COMPANY SHARES"), representing all of the issued and outstanding shares of all classes and series of capital stock of the Company.

        WHEREAS, upon the terms and subject to the conditions set forth herein, the Selling Shareholders wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Selling Shareholders, the Company Shares for an aggregate purchase price of US$18,390,999 (the "ACQUISITION CONSIDERATION"), of which US$14,890,999 shall be payable in cash and US$3,500,000 shall be payable in shares of Common Stock of the Purchaser.

        WHEREAS, the parties hereto have agreed that a portion of the Acquisition Consideration shall be placed in escrow by the Purchaser for purposes of satisfying liabilities, damages, losses, expenses and other similar charges which result from a breach of the representations and warranties, and covenants of the Company and the Selling Shareholders contained in this Agreement.

        WHEREAS, the Company, the Selling Shareholders and the Purchaser desire to make certain representations and warranties and other covenants and agreements in connection with the transactions contemplated hereby.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises, the representations and warranties, covenants and other agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                    ARTICLE I
                       PURCHASE AND SALE OF THE SECURITIES

        1.1 Purchase and Sale of the Securities. On the Closing Date and effective as of the Closing (each as defined in Section 1.5 hereof), upon the terms and subject to the conditions of this Agreement, each of the Selling Shareholders shall severally, and not jointly, sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from each of the Selling Shareholders, that number of Company Shares set forth opposite the name of such Selling Shareholder on Exhibit A hereto, free and clear of all options, pledges, security interests, voting agreements, trusts or similar arrangements, liens, charges or other encumbrances or restrictions on voting or transfer thereof ("ENCUMBRANCES"), in exchange for an aggregate purchase price of US$18,390,999 (as defined in the recitals hereto, the "ACQUISITION CONSIDERATION"), payable by the Purchaser to the Selling Shareholders in accordance with the following:

                (a) US$14,890,999 of the Acquisition Consideration shall be payable in cash (the "CASH CONSIDERATION").

                (b) US$3,500,000 of the Acquisition Consideration shall be payable in that number of shares of Common Stock of the Purchaser (the "SHARE CONSIDERATION") determined by dividing (x) US$3,500,000 by (y) the Market Price (as defined below). For all purposes of and under this Agreement, the term "MARKET PRICE" shall mean and refer to one of the following (as determined by Purchaser in its sole discretion at or prior to the Closing): (i) the closing price per share of the Common Stock of the Purchaser on the Nasdaq National Market (the "CLOSING PRICE") on the first (1st) business day immediately prior to the Closing Date, (ii) the Closing Price of the Common Stock of the Purchaser on any day, as selected by the Purchaser, within the ten (10) calendar day period ending on the first (1st) business day immediately prior to the Closing Date; or (iii) the average Closing Price of the Common Stock of the Purchaser for the ten (10) calendar day period ending on the first (1st) business day immediately prior to the Closing Date.

                (c) The Cash Consideration and the Share Consideration shall be allocated among the Selling Shareholders in accordance with, and in the manner set forth on, Exhibit A hereto.

        The obligations of the Selling Shareholders under this Section 1.1 shall be several, and not joint; provided, however, that in addition to the other conditions to the obligations of the Purchaser set forth in Article V hereof, the Purchaser shall not be obligated to purchase any Company Shares pursuant to and in accordance with this Section 1.1 unless and until each of the Selling Shareholders tenders to the Purchaser at the Closing all of the Company Shares held by such Selling Shareholder, in each case as set forth on Exhibit A hereto.

        1.2 Escrow Deposit. Notwithstanding the foregoing provisions of Section
1.1 hereof and anything to the contrary contained in this Agreement, the Purchaser shall withhold an aggregate of US$350,000 in cash (the "ESCROWED CASH CONSIDERATION") and ten percent (10%) of the Share Consideration (i.e., that number of shares of the Purchaser's Common Stock with a fair market value equal to US$350,000.00) (the "ESCROWED SHARE CONSIDERATION") from the respective cash and share amounts payable to the Selling Shareholders pursuant to Section 1.1 hereof, and the Purchaser shall deposit the Escrowed Cash Consideration and the Escrowed Share Consideration into an escrow account (the "ESCROW FUND"), representing the aggregate of those portions of the respective cash and share amounts payable to each of the Selling Shareholders pursuant to Section 1.1 hereof, to be governed by the terms hereof and the terms of the Escrow Agreement attached hereto as Exhibit B (the "ESCROW AGREEMENT" and the escrow agent designated therein, the "ESCROW AGENT").

        1.3 Tax and Duty Assessments. The Purchaser shall be solely responsible for, and shall promptly pay when due, any and all income, excise, sales, value-added, use, registration, stamp and transfer taxes or duties imposed or assessed upon, attributable to, or levied by reason of or in connection with, the transfer of the Company Shares (and the certificates therefor) pursuant to and in accordance with the terms and conditions of this Agreement.

        1.4 Offset for Shareholder Liabilities. In the event that any of the Selling Shareholders has outstanding loans payable to the Company on the Closing Date, (i) the cash amounts payable to such Selling Shareholder pursuant to
Section 1.2 hereof shall be reduced by an amount equal to the outstanding principal plus accrued interest payable under any such loan(s) as of the Closing Date (collectively, the "SHAREHOLDER LOAN AMOUNT"), and (ii) the Purchaser shall transfer an amount equal to the Shareholder Loan Amount to the Company on the Closing Date. Such amounts, if any, are set forth in Section 1.4 of the Disclosure Schedule.

        1.5 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article V hereof, the consummation of the transactions contemplated hereby pursuant to the terms and provisions hereof (the "CLOSING") shall take place simultaneously with the execution and delivery of this Agreement at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, CA 94304-1050, at 10:00 a.m. Pacific Standard Time, on the earlier to occur of (i) June 30, 1998, and (ii) the first (1st) business day after satisfaction or waiver of the conditions set forth in Article V hereof, or at such other place, time and date as shall be mutually agreed upon in writing by the parties hereto. The date upon which the Closing shall actually occur shall be referred to herein as the "CLOSING DATE."

        1.6 Closing Deliveries.

                (a) At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, each of the Selling Shareholders shall severally, and not jointly, deliver, or cause to be delivered, to the Purchaser each of the following:

                    (i) a copy of this Agreement, duly and validly executed by such Selling Shareholder;

                    (ii) a certificate or certificates, registered in the name of such Selling Shareholder, as set forth on Exhibit A hereto, representing the number of Company Shares to be sold by such Selling Shareholder to the Purchaser pursuant to and in accordance with the terms of this Agreement;

                    (iii) a copy of the Escrow Agreement, duly and validly
                executed by such Selling Shareholder; and

                    (iv) such other agreements, instruments, certificates and
                other documents as may be necessary or appropriate to effectuate completely the transactions contemplated hereby and by each of the Related Agreements.

                (b) At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Company shall deliver, or cause to be delivered, to the Purchaser each of the following:

                    (i) a copy of this Agreement, validly executed by a duly
                authorized officer of the Company;

                    (ii) a copy of the Escrow Agreement, validly executed by a duly authorized officer of the Company; and

                    (iii) such other agreements, instruments, certificates and other documents as may be necessary or appropriate to effectuate completely the transactions contemplated hereby and by each of the Related Agreements.

                (c) At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Purchaser shall deliver, or cause to be delivered, to the Selling Shareholders, and/or the Escrow Agent, as appropriate, each of the following:

                    (i) a copy of this Agreement, validly executed by a duly
                authorized officer of the Purchaser;

                    (ii) subject to the provisions of Section 1.2 hereof, the
                Cash Consideration payable by check, bank draft or wire transfer of immediately available funds to an account or accounts designated in writing by each of the Selling Shareholders;

                    (iii) subject to the provisions of Section 1.2 hereof,
                certificates representing the Share Consideration, validly executed by the appropriate duly authorized officers of the Purchaser; and

                    (iv) the Escrowed Cash Consideration, payable by wire
                transfer of immediately available funds to the escrow account designated in the Escrow Agreement;

                    (v) certificates representing the Escrowed Share
                Consideration, validly executed by the appropriate duly authorized officers of the Purchaser, to the Escrow Agent;

                    (vi) a copy of the Escrow Agreement, validly executed by a duly authorized officer of the Purchaser; and

                    (vii) such other agreements, instruments, certificates and other documents as may be necessary or appropriate to effectuate completely the transactions contemplated hereby and by each of the Related Agreements.

        1.7 Further Assurances. On and after the Closing, upon the reasonable request of any of the other parties hereto, the parties hereto shall prepare, execute and deliver such other and further agreements, instruments, certificates, and other documents, and take, do and perform such other and further actions, as may be necessary or appropriate in order to effectuate completely the purposes and intent of this Agreement and to fully consummate the transactions contemplated hereby.

        1.8 Related Agreements. For all purposes of and under this Agreement, the term "RELATED AGREEMENTS" shall mean and refer to (i) the Escrow Agreement, and (ii) the Employment and Non-Competition Agreements (as defined in Section 5.2(f) hereof).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY AND THE SELLING SHAREHOLDERS

        The Company and the Selling Shareholders hereby jointly and severally represent and warrant to the Purchaser, subject to the exceptions and qualifications specifically set forth in the disclosure schedule delivered by the Company and the Selling Shareholders to the Purchaser at the Closing (the "DISCLOSURE SCHEDULE"), as follows:

        2.1 Company Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or be in good standing would have a Material Adverse Effect (as defined below) on the Company. The Company has delivered, or caused to be delivered, to the Purchaser and its counsel a true, correct and complete copy of the Company's Memorandum of Association and Articles of Association, each as amended to date and as in full force and effect on the date hereof. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any material adverse change in, or material adverse effect on, the business, prospects, assets, results of operations, or financial or other condition of the Company, or any event or circumstance which would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement and the Related Agreements.

        2.2 Company Capital Structure.

                (a) The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, of which 4,000,000 shares have been issued and are outstanding as of the date hereof. All shares of the Company's issued and outstanding capital stock are held by the persons and in the amounts set forth on Exhibit A hereto. All issued and outstanding shares of the Company's Common Stock were duly authorized and validly issued, are fully paid and non-assessable, were issued in compliance with all securities laws of the Republic of Singapore and any other foreign governmental authority of applicable jurisdiction and, except as set forth in Section 2.2(a) of the Disclosure Schedule, are not subject to any preemptive rights created by statute, the Company's Memorandum of Association or Articles of Association or any agreement to which the Company is a party or by which it is bound.

                (b) Except as set forth in Section 2.2(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any kind or character, whether written or oral, to which the Company is a party or by which it is bound pursuant to which the Company is or may become obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or pursuant to which the Company is or may become obligated to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

                (c) The Company Shares are owned beneficially and of record by the Selling Shareholders, free and clear of any and all Encumbrances of any kind or nature whatsoever, other than restrictions imposed by the securities laws of the Republic of Singapore and any other foreign governmental authority of applicable jurisdiction. The Company Shares comprise all of the issued and outstanding shares of capital stock of the Company. There are no outstanding securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company. Upon the consummation of the transactions contemplated by this Agreement and the Related Agreements, the Purchaser will own beneficially and of record, all right, title and interest in and to the Company Shares, free and clear of all Encumbrances of any kind or nature whatsoever, other than restrictions imposed by securities laws of the Republic of Singapore and any other foreign governmental authority of applicable jurisdiction.

        2.3 Company Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies, does not otherwise own and has never otherwise owned any shares of capital stock or any other equity or ownership interest in, and does not otherwise control, directly or indirectly, and has never otherwise controlled any other corporation, partnership, association, joint venture or other legal entity.

        2.4 Authority of the Company and Selling Shareholders.

                (a) The Company has all requisite power and authority to enter into this Agreement and each of the Related Agreements to which the Company is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Related Agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. When delivered in accordance with the terms and conditions hereof, each of the Related Agreements to which the Company is a party will have been duly executed and delivered by the Company, and all such Related Agreements will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with the respective terms thereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

                (b) Each of the Selling Shareholders have all requisite power and authority to enter into this Agreement and each of the Related Agreements to which each such Selling Shareholder is a party, to perform fully his or its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Selling Shareholders that is a corporation of this Agreement and each of the Related Agreements to which each such Selling Shareholder is a party, the performance by each of the Selling Shareholders that is a corporation of its respective obligations hereunder and thereunder, and the consummation by each of the Selling Shareholders that is a corporation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each such Selling Shareholder. This Agreement has been duly executed and delivered by each of the Selling Shareholders, and constitutes the valid and binding obligation of each of the Selling Shareholders enforceable against each such Selling Shareholder in accordance with the terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. When delivered in accordance with the terms and conditions hereof, each of the Related Agreements will have been duly executed and delivered by each of the Selling Shareholders who are party to such Related Agreements, and all such Related Agreements will constitute the valid and binding obligation of each of the Selling Shareholders enforceable against each such Selling Shareholder in accordance with the respective terms thereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

        2.5 No Conflicts.

                (a) The execution and delivery by the Company and each of the Selling Shareholders of this Agreement and each of the Related Agreements to which the Company and/or any of Selling Shareholders is a party does not, and will not, (i) conflict with, or result in any violation of, or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (each, a "CONFLICT") (A) any provision of the Company's Memorandum of

        Association or Articles of Association, each as amended and in full force and effect as of the date hereof, or (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, or (ii) violate any order, injunction, judgment, ruling, law or regulation of any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission, including, without limitation, any governmental authority, instrumentality, agency or commission of the Republic of Singapore (each, a "GOVERNMENTAL ENTITY"), applicable to the Company or any of its properties or assets. Except as set forth in
        Section 2.5(a) of the Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including, without limitation, a party to any agreement with the Company, is required by or with respect to the Company in connection with the execution and delivery by the Company and the Selling Shareholders of this Agreement or any of the Related Agreements, the performance by the Company and the Selling Shareholders of their respective obligations hereunder and thereunder, or the consummation by the Company and the Selling Shareholders of the transactions contemplated hereby and thereby.

                (b) The execution and delivery by each of the Selling Shareholders of this Agreement and each of the Related Agreements to which any of them is a party does not, and will not, (i) give rise to any Conflict in respect of any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Selling Shareholders or their respective properties and assets, or (ii) violate any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to any of the Selling Shareholders or any of their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including, without limitation, a party to any agreement with any of the Selling Shareholders, is required by or with respect to any of the Selling Shareholders in connection with the execution and delivery by the Selling Shareholders of this Agreement or any of the Related Agreements, the performance by the Selling Shareholders of their respective obligations hereunder and thereunder, or the consummation by the Selling Shareholders of the transactions contemplated hereby and thereby.

        2.6 Company Financial Statements. Section 2.6 of the Disclosure Schedule includes a copy of the Company's audited financial statements, including balance sheets, income statements and statements of cash flows, as of and for the fiscal years ending December 31, 1995, 1996 and 1997 and the Company's unaudited financial statements, including a balance sheet, income statement and statement of cash flow, as of and for the three-month period ended March 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). Except for customary year end adjustments (which will not be material in amount when taken as a whole) the Financial Statements are complete and correct and have been prepared in accordance with Singapore generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, except that the unaudited financial statements for the three-month period ended March 31, 1998 do not contain the notes necessary to be in compliance with Singapore GAAP and are subject to customary year end adjustments which will not be material in amount when taken as a whole. The Financial Statements present fairly the financial condition and results of operations of the Company as of the dates and during the periods indicated therein except for customary year end adjustments which will not be material in amount when taken as a whole. The audited balance sheet of the Company as of December 31, 1997 is hereinafter referred to as the "AUDITED BALANCE SHEET." The unaudited balance sheet of the Company as of March 31, 1998 is hereinafter referred to as the "UNAUDITED BALANCE SHEET."

        2.7 No Undisclosed Liabilities. Except for obligations incurred in the ordinary course of its business and in a manner consistent with its past practices which are not material to the financial condition or results of operations of the Company and which are not required under Singapore GAAP to be set forth or reflected on a balance sheet or the notes thereto, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with Singapore GAAP), which individually or in the aggregate, (i) has not been reflected in the Unaudited Balance Sheet, or
(ii) has not been specifically described in this Agreement or in Section 2.7 of the Disclosure Schedule and specifically identified herein or therein as not being included in the Unaudited Balance Sheet, or (iii) has not arisen in the ordinary course of the Company's business since the date of the Unaudited Balance Sheet.

        2.8 Deferred Compensation. Section 2.8 of the Disclosure Schedule includes a complete and accurate list of the names of all directors and employees (including executive officers) of the Company, and consultants to the Company, and the amount of money each is entitled to receive from the Company as a result of deferred compensation, bonuses or Company expenses payable to the director, employee or consultant, other than stock options. Other than the names and amounts listed in Section 2.8 of the Disclosure Schedule, no other compensation is owed by the Company to the directors or employees of the Company, or consultants to the Company, other than ordinary payroll payable by the Company at the end of each pay period.

        2.9 No Changes. Except as set forth in Section 2.9 of the Disclosure Schedule, since March 31, 1998, there has not been, occurred or arisen:

                (a) any transaction by the Company except in the ordinary course of its business and in a manner consistent with its past practices;

                (b) any capital expenditure or commitment by the Company exceeding US$10,000 in any individual case and US$100,000 in the aggregate;

                (c) any destruction of, damage to or loss of any assets, business or customer of the Company (whether or not covered by insurance);

                (d) any labor trouble or claim of wrongful discharge of which the Company has received written notice, or of which the Company is aware, or other unlawful labor practice or action;

                (e) any change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Company;

                (f) any revaluation by the Company of any of its assets other than depreciation as required by Singapore GAAP and as reflected on the Unaudited Balance Sheet;

                (g) any declaration, setting aside for payment, or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company's capital stock, or any split, combination or reclassification of any of the Company's capital stock or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for shares of the capital stock of the Company, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company's capital stock, or any options, warrants, or other rights exercisable or exchangeable therefor.

                (h) any increase in the salary or other compensation payable, or to become payable, by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, and except as otherwise contemplated by this Agreement;

                (i) any sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of its business and in a manner consistent with its past practices;

                (j) any amendment, termination or violation of any distribution agreement or any contract, agreement or license to which the Company is a party or by which it is or may become bound, other than amendment or termination by the Company pursuant to the terms thereof in the ordinary course of its business and in a manner consistent with its past practices;

                (k) any loan by the Company to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of its business and in a manner consistent with its past practices, or any incurring by the Company of any indebtedness other than trade debt in the ordinary course of its business and in a manner consistent with its past practices, or any guaranty by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

                (l) any waiver or release of any material right or claim of the Company, including, without limitation, any write-off or other compromise of any account receivable of the Company in excess of US$5,000 in any individual case and US$50,000 in the aggregate;

                (m) any notice or commencement of, or threat of commencement of, any lawsuit, violation of any operating permit or proceeding against or investigation of the Company or its affairs;

                (n) any receipt of any claim of ownership by a third party, whether written or oral, of the Company's Intellectual Property Rights (as defined in Section 2.13 hereof) or infringement by the Company of any intellectual property rights of any third party;

                (o) any issuance, sale or exemption by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities except for issuances or sales as a result of rights previously granted to purchase shares of the Company's capital stock;

                (p) any transactions by the Company with any of its officers, directors or employees (other than payment of normal compensation) or with any persons or entities affiliated with any of its officers, directors or employees;

                (q) any event or condition of any character that has, or could be reasonably expected to have, a Material Adverse Effect on the Company; or

                (r) any negotiation or agreement by the Company, or any director, officer or employees thereof, to take, or cause to be taken, any of the actions described in the preceding Sections 2.9(a) - (q), other than by negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement and each of the Related Agreements.

        2.10 Tax Matters.

                (a) Definitions. For the purposes of this Agreement, (i) the term "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes assessed by any governmental authority of the Republic of Singapore and any other nation in which the Company is subject to taxation of any kind, and including further, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and further including any liability for taxes of a predecessor entity, (ii) the term "CODE" means the United States Internal Revenue Code of 1986, as amended, and
        (iii) the term "IRS" means the United States Internal Revenue Service, or any successor agency of the federal government.

                (b) Tax Returns and Audits.

                    (i) The Company has prepared and timely filed, or made a
                timely request for extension for filing of, all federal, state, local and foreign returns, estimates, information statements and reports required by applicable law (including, without limitation, the laws of the Republic of Singapore) relating to any and all Taxes concerning or attributable to the Company or its operations (each, a "RETURN" and, collectively, the "RETURNS"), and all such Returns are true and correct and have been completed in accordance with applicable law.

                    (ii) The Company (A) has paid or accrued all Taxes it is
                required to pay or accrue in accordance with applicable law and Singapore GAAP, and (B) has withheld and timely remitted with respect to its employees all federal, state, local and foreign income Taxes, and other Taxes required to be withheld and remitted by applicable law.

                    (iii) The Company has not been delinquent in the payment of any Tax concerning or attributable to the Company or its operations, nor is there any Tax deficiency outstanding, assessed or, to the knowledge of the Company and the Selling Shareholders, proposed against the Company concerning or attributable to the Company or its operations, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax concerning or attributable to the Company or its operations.

                    (iv) No audit or other examination of any Return of the
                Company is presently in progress, nor has the Company been notified by any federal, state local or foreign governmental authority (including, without limitation, any governmental authority of the Republic of Singapore) of any request for such an audit or other examination.

                    (v) The Company does not have any liabilities for unpaid
                federal, state, local and foreign Taxes (including, without limitation, Taxes assessed by any governmental authority of the Republic of Singapore) which have not been accrued or reserved against in accordance with Singapore GAAP on the Unaudited Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                    (vi) The Company has made available to the Purchaser or its representatives copies of all foreign, federal and state income, and all state sales and use Returns, filed since January 1, 1995, or with respect to any non-U.S. Returns, for all periods as to which the applicable statute of limitations has not expired with respect thereto.

                    (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any kind or character ("TAX LIENS") on the assets of the Company relating to or attributable to Taxes concerning or attributable to the Company or its operations, other than Tax Liens for taxes not yet due and payable.

                    (viii) The Company has no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes concerning or attributable to the Company or its operations which, if adversely determined, would result in any Tax Lien on the assets of the Company.

                    (ix) The Company is not a party to a tax sharing or
                allocation agreement nor does the Company owe any amount under any such agreement.

                    (x) The Company's tax basis in its assets for purposes of
                determining its future amortization, depreciation and other federal income tax deductions is properly reflected on the Company's tax books and records.

        2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Section
2.11 of the Disclosure Schedule includes a complete and accurate list of notice requirements to which the Company is subject pursuant to any such agreement, commitment, judgment, injunction, order or decree.

        2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                (a) Section 2.12(a) of the Disclosure Schedule includes a complete and accurate list of all real property currently owned (the "OWNED REAL PROPERTY") and leased by the Company (the "LEASED REAL PROPERTY" and, together with the Owned Real Property, the "REAL PROPERTY"), and, with respect to the Leased Real Property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All leases for Leased Real Property are in full force and effect, are valid and effective in accordance with their respective terms, and there is not any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) under any of such leases.

                (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any kind or character ("REAL ESTATE LIENS"), except as reflected in the Financial Statements and except for Real Estate Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use and enjoyment, of the property subject thereto or affected thereby.

                (c) The equipment (the "EQUIPMENT") owned or leased by the Company is, taken as a whole, (i) adequate for the conduct of the business of the Company as currently conducted, (ii) in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

                (d) There are no material physical or mechanical defects of the Real Property, including, without limitation, the structural and load-bearing components of the Real Property. The improvements on the Real Property, including, without limitation, the roofs, the parking lot, the plumbing, heating, air conditioning, water, sewer, gas, and electrical and life safety systems are in good operating condition and repair, are in compliance in all material respects with all applicable Legal Requirements (as defined below in Section 2.22(a)(viii) hereof) have been reasonably maintained in a manner consistent in all material respects with standards generally followed in the industry, ordinary wear and tear excepted, and are structurally sound and suitable for their present uses.

                (e) The Company and the Selling Shareholders do not have knowledge of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted with respect to the Real Property or any portion thereof, nor have the Company and the Selling Shareholders received notice of any special assessment proceedings affecting the Real Property.

                (f) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Real Property are installed to the property lines of the Real Property, are connected pursuant to valid permits, and are adequate for the conduct of the business on the Real Property as presently conducted.

                (g) The Company has obtained all licenses, permits, variances, approvals, authorizations, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Real Property or from private parties to insure vehicular and pedestrian ingress to and egress from the Real Property at current levels of use, except where the failure to so obtain any such license, permit, variance, approval, authorization, easement or right of way would not have a Material Adverse Effect.

                (h) There are no outstanding written or oral contracts made by the Company for any alterations or improvements on or to the Real Property, which have not been fully paid for, and all mechanics' and materialmens' liens arising from any labor or materials furnished to the Real Property prior to the time of Closing have been discharged.

        2.13 Intellectual Property.

                (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted (the "INTELLECTUAL PROPERTY RIGHTS").

                (b) Section 2.13 of the Disclosure Schedule includes a complete and accurate list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                (c) Section 2.13 of the Disclosure Schedule also includes a complete and accurate list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized by the Company to use any Intellectual Property Right or other trade secret material to the Company. The Company is not in material violation of any license, sublicense or agreement described on such list.

                (d) The execution and delivery by the Company of this Agreement and each of the Related Agreements, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, (i) will not cause the Company to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, or (iii) require the Company to repay any funds already received by it from a third party.

                (e) No claims with respect to the Intellectual Property Rights have been asserted against the Company, nor to the knowledge of the Company, are threatened against the Company or have been asserted or threatened against a third party, nor is the Company aware of any reasonable basis for any claims (A) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of any third party, (B) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or (C) challenging the validity, effectiveness, or ownership by the Company of any of the Intellectual Property Rights.

                (f) All registered patents, trademarks, service marks and copyrights held by the Company are valid and subsisting.

                (g) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights owned by the Company by any third party, including any employee or former employee of the Company.

                (h) No Intellectual Property Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

                (i) The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                (j) The Company has a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements in the Company's standard forms and all current and former employees and contractors of the Company have executed such an agreement.

        2.14 Agreements, Contracts and Commitments.

                (a) Except as set forth in Section 2.14 of the Disclosure Schedule, the Company does not have continuing obligations under, is not a party to, nor is it bound by:

                    (i) any collective bargaining agreements;

                    (ii) any agreements or arrangements that contain any
                severance pay or post-employment liabilities or obligations, other than as contemplated herein or in the Employment and Non-Competition Agreements and the Employment Agreements;

                    (iii) any bonus, deferred compensation, pension, profit
                sharing or retirement plans, or any other employee benefit plans or arrangements;

                    (iv) any employment or consulting agreement, contract or
                commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                    (v) any agreement or plan, including, without limitation,
                any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

                    (vi) any fidelity or surety bond or completion bond;

                    (vii) any lease of personal property having annual lease
                payments individually in excess of US$10,000;

                    (viii) any agreement of indemnification or guaranty other
                than in the ordinary course of business;

                    (ix) any agreement, contract or commitment containing any
                covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

                    (x) any agreement, contract or commitment relating to
                capital expenditures and involving future payments in excess of US$10,000 in the aggregate (other than agreements, contracts or commitments made in the ordinary course of the Company's business consistent with past practices and not involving future payments in excess of US$50,000 in the aggregate);

                    (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                    (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including any guarantees;

                    (xiii) any purchase order or contract for the purchase of
                raw materials involving US$10,000 or more;

                    (xiv) any construction contracts;

                    (xv) any distribution, joint marketing or development
                agreement;

                    (xvi) any agreement, contract or commitment with any
                customer which, during the last two fiscal years of the Company, accounted for, or during the Company's current fiscal year is expected to account for, more than one percent (1%) of the Company's revenue or trade payables; or

                    (xvii) any other agreement, contract or commitment that
                involves US$10,000 or more or is not cancelable without penalty within thirty (30) days.

                (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of (i) any agreement, contract or commitment set forth in Section 2.14 of the Disclosure Schedule, or
        (ii) any other agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and is not subject to any default thereunder of which the Company or any of the Selling Shareholders is aware by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing, all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the transactions contemplated hereby and by each of the Related Agreements, or as are required or advisable in order to remain in effect without modification after the consummation of the transactions contemplated hereby and thereby.

        2.15 Interested Party Transactions. Except as set forth in Section 2.15 of the Disclosure Schedule, no officer or director or, to the knowledge of the Company and the Selling Shareholders, no employee or stockholder (nor, to the knowledge of the Company and the Selling Shareholders, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services, or
(iii) a beneficial interest in any contract or agreement set forth in Section
2.14 of the Disclosure Schedule.

        2.16 Governmental Authorization. Section 2.14 of the Disclosure Schedule includes a complete and accurate list of each material consent, license, permit, grant or other authorization issued to the Company by any Governmental Entity
(i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of its business or the holding of any such interest (collectively, the "AUTHORIZATIONS"), which Authorizations are in full force and effect and constitute all Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

        2.17 Permits. Section 2.17 of the Disclosure Schedule contains a complete and accurate list of all material permits (including, without limitation, those relating to the occupancy or use of the Real Property) issued to or held by the Company by any Governmental Entity (collectively, the "PERMITS"). The Permits are the only permits that are required for the Company to conduct its business as presently conducted and as currently proposed to be conducted, except for those the absence of which would not have a Material Adverse Effect. Each such Permit is in full force and effect and, to the best knowledge of the Company and the Selling Shareholders, no suspension or cancellation of any such Permit is threatened, and the Company is not aware of any basis for believing that such Permits will not be renewable upon the expiration thereof.

        2.18 Legal Proceedings. Except as set forth in Section 2.18 of the Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending, or to the knowledge of the Company and the Selling Shareholders, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company. There is no investigation pending or, to the knowledge of the Company and the Selling Shareholders, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company by or before any governmental entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.19 Accounts Receivable; Inventory.

                (a) Section 2.19 of the Disclosure Schedule includes a complete and accurate list of all of the Company's accounts receivable as reflected on the Unaudited Balance Sheet (the "ACCOUNTS RECEIVABLE"), together with a range of days elapsed since invoice (i.e., an aging report).

                (b) All of the Accounts Receivable arose in the ordinary course of the Company's business, are carried at values determined in accordance with Singapore GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Unaudited Balance Sheet. No person has any liens, pledges, charges, claims, security interests or other encumbrances of any kind or character on any of the Accounts Receivable, and no request or agreement for deduction or discount has been made with respect to any of the Accounts Receivable.

                (c) All of the inventories of the Company reflected on the Unaudited Balance Sheet and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of the Company's business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Unaudited Balance Sheet or on the Company's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with its past practices and outstanding customer contracts. The presentation of inventory on the Unaudited Balance Sheet conforms to Singapore GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

        2.20 Customers and Suppliers. No unfilled customer order or commitment obligating the Company to process or deliver products or perform services will result in a loss to the Company upon completion of performance. No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Company has given notice within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them, and no material customer of the Company has given notice within the past year that it will stop, or decrease the rate of, buying materials, products or services from them. Section 2.20 of the Disclosure Schedule includes a complete and accurate list of (i) each customer that accounted for more than five percent (5%) of the revenues of the Company during the calender year ended December 31, 1997, and (ii) each supplier that is the sole supplier of any significant product or materials to the Company.

        2.21 Minute Books. The minute books of the Company, made available to counsel for the Purchaser, are the only minute books of the Company and contain an accurate summary of all proceedings of meetings of the Board of Directors of the Company and the committees thereof, and all proceedings of meetings of the shareholders of the Company, or actions by written consent of either the Board of Directors or the shareholders of the Company, in each case since the date of incorporation of the Company.

        2.22 Environmental Matters.

                (a) Definitions. As used herein, the following terms shall be defined as follows:

                    (i) "AGENTS" means, with respect to any principal, any past or present officer, director, employee, representative, shareholders, or contractor of the Company, any transporter, hazardous waste hauler, recycler, or Hazardous Material storage, handling, and disposal facility operator to whom the principal has directly or indirectly transferred Hazardous Materials or any other person for whom such principal is legally responsible.

                    (ii) "CONTAMINATION" means the presence of any Hazardous
                Material in the soil, groundwater, surface water, ambient air, or building materials of a property in a concentration that (i) exceeds the concentrations allowed by applicable Environmental Requirements, (ii) requires investigation, remediation, removal, or monitoring or, (iii) otherwise presents a significant risk to human health or the environment.

                    (iii) "ENVIRONMENTAL CLAIM" means any and all property
                damage, bodily injury, personal injury, nuisance, tort, breach of contract, breach of lease, or other causes of action, any and all governmental enforcement, clean-up, removal, remediation, investigation, monitoring, health evaluation, or closure actions or proceedings, any and all indemnity, contribution or other cost recovery actions and proceedings under any Legal Requirement (including, without limitation, CERCLA, RCRA, any equivalent state statute, or common law, or the laws of any other Governmental Entity applicable to the Company and its operations), any and all judgments, deficiencies, injunctions, actions, suits, fines, penalties, or demands, any and all attorneys', experts', accountants', and other professional fees and expenses, and any and all other liabilities, liens, encumbrances, losses, costs, expenses, and damages, threatened, instituted, claimed, or imposed against, or paid or incurred by an indemnified party, whether foreseeable or unforeseeable, suspected or unsuspected, conditional or unconditional, known or unknown at the date of this Agreement.

                    (iv) "ENVIRONMENTAL REPORTS" means those reports, audits,
                tests, assessments, reviews, sampling analysis, and studies identified in Section 2.22(a) of the Disclosure Schedule.

                    (v) "ENVIRONMENTAL REQUIREMENTS" means all (i) statutes,
                rules, ordinances, regulations, or common laws of any local, state, federal, provincial, national, or international jurisdiction that regulate, prohibit, relate to, or impose liability with respect to Contamination, Hazardous Materials, Hazardous Material Activities, public health, worker health or safety, or the environment, as the same may be now or hereafter amended (collectively "ENVIRONMENTAL LAWS"), (ii) orders, injunctions, decrees, or rulings issued by a court of competent jurisdiction or other Governmental Body relating to Contamination, a Hazardous Material, a Hazardous Material Activity, public health, worker health or safety, or the environment, or pursuant to any Environmental Law, and (iii) obligations arising under consent decrees, settlement agreements, contracts, leases, covenants running with land, or equitable servitudes and relating to Contamination, Hazardous Materials, a Hazardous Material Activities, public health, worker health or safety or the environment.

                    (vi) "HAZARDOUS MATERIAL" means any material that has been designated by any governmental body to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment or that is regulated or prohibited under any Legal Requirement intended to protect health, reproduction or the environment, including, without limitation, solvents, petroleum, crude oil fractions, pesticides, asbestos containing materials, radon gas, radioactive materials, blood, biological materials used in or produced as a result of the diagnosis, treatment or immunization of human beings or animals or as a result of research or testing pertaining thereto, and medical "sharps" waste; excepting only janitorial or office materials in customary quantities used solely for office and janitorial purposes, provided no permit or approval is required by any governmental authority for such use.

                    (vii) "HAZARDOUS MATERIAL ACTIVITY" means the
                transportation, transfer, recycling, storage, use, handling, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material.

                    (viii) "LEGAL REQUIREMENTS" means any and all local, state, federal and international laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, treaties, or protocols now or hereafter enacted or promulgated by any Governmental Entity (foreign or domestic), any covenant, condition, or restriction contained in any agreement, and any insurance underwriter's requirement.

                    (ix) "PRE-EXISTING ENVIRONMENTAL CONDITIONS" means:

                         (A) the presence as of the Closing Date of
                    Contamination, underground storage tank, PCB containing fluids, radon gas, or radioactive materials at any Real Property, which was used by or for the benefit of the business on or before the Closing Date;

                         (B) the presence of Contamination at any property as a
                    consequence of the migration by any means and at any time of the Contamination described in Section 2.22(a)(ix)(A) hereof;

                         (C) the exposure of any person to any Contamination
                    described in Sections 2.22(a)(ix)(A) and 2.22(a)(ix)(B) hereof at any time, the exposure prior to the Closing Date of any person to any other Hazardous Material located on the Real Property, the exposure prior to the Closing Date of any person to a Hazardous Material in the course of a Hazardous Material Activity conducted on or before the Closing Date by or for the benefit of Company or its Agents or the Business, without regard in any of the foregoing cases to whether any health effect of the exposure has been manifested as of the Closing Date;

                         (D) the absence before the Closing Date of any permit
                    required for the ownership, use or occupancy of the Real Property, or the conduct of any Hazardous Material Activity conducted by or for the benefit of the business prior to the Closing Date;

                         (E) any condition or facts disclosed by the
                    Environmental Reports;

                         (F) any Hazardous Materials Activity conducted by the
                    Company or its Agents on or about the Real Property or otherwise in connection with the business prior to the Closing Date; and

                         (G) any other circumstance existing on or before the
                    Closing Date, which relates to Hazardous Materials, Contamination, or Hazardous Material Activities, prevents or hinders the Purchaser's ownership, use or occupancy of the Real Property, or the conduct of any Hazardous Material Activity presently conducted by or for the benefit of the business.

                    (x) "REMEDIAL ACTIVITIES" means the reporting,
                investigation, characterization, feasibility study, health assessment, risk assessment, remediation, treatment, removal, transport, or other activity incident to the investigation, remediation, disposal, encapsulation removal, or monitoring of any Contamination or Hazardous Material located on or emanating from the Real Property, except for Hazardous Material inventories which are to be purchased by the Buyer in accordance with this Agreement and which are stored as of the Closing Date in accordance with all applicable Legal Requirements.

                (b) Condition of the Company's Property. Except as provided in
        Section 2.22(b) of the Disclosure Schedule, no Contamination (i) is present at any Real Property, (ii) is present at any other real property previously owned or operated by the Company or its Agents for the conduct of, in connection with, or for the benefit of the Company's business, or (iii) is or was present at any other real property to which Hazardous Materials produced, generated or transported by the Company have been delivered. No Hazardous Material nor any storage tank for Hazardous Materials is present on the Real Property other than Hazardous Materials stored, kept, and permitted in accordance with all applicable Environmental Requirements. To best knowledge of the Company and the Selling Shareholders, no asbestos, or asbestos containing materials, are present on the Real Property, other than the asbestos containing material identified in the Environmental Reports.

                (c) Compliance With Environmental Requirements. Except as provided in Section 2.22(c) of the Disclosure Schedule, the Hazardous Material Activities of the business conducted on or about the Real Property have and do comply in all material respects with applicable Environmental Requirements, except for noncompliance that has been remedied in all material respects.

                (d) Environmental Reports. Except as provided in Section 2.22(d) of the Disclosure Schedule, the Environmental Reports described in
        Section 2.22(a) of the Disclosure Schedule are all of the environmental investigations, studies, audits, tests, reviews or other analysis concerning the Real Property or the Hazardous Materials Activities of the business conducted by or at the direction of Company or to the best knowledge of the Company and the Selling Shareholders, by any other person.

                (e) Permits & Approvals. Except as provided in Section 2.22(e) of the Disclosure Schedule, the Permits described in Section 2.22(e) of the Disclosure Schedule (the "EXISTING ENVIRONMENTAL PERMITS") are all of the permits required for the conduct of the Hazardous Material Activities of the business of the Company as presently conducted. All of the Existing Environmental Permits are in full force and effect, and the Company has complied with all covenants and conditions of said Existing Environmental Permits, except for noncompliance that has been fully remedied or that will not materially and adversely effect the continued operation of the Hazardous Material Activities. To the knowledge of the Company and the Selling Shareholders, no fact or circumstance exists which could cause any Existing Environmental Permit to be revoked or non-issuable to the Purchaser or the Company for the operation of the Company after the Closing, without modification and without any need for the installation of any capital improvements or the modification of any production process currently conducted at the Real Property.

                (f) Superfund Sites. Except as provided in Section 2.20(f) of the Disclosure Schedule, neither the Real Property nor any other property to which any Hazardous Materials generated at the Real Property or by Company or its Agents or any other real property have been delivered is listed or, to the best knowledge of the Company and the Selling Shareholders, proposed for listing on the National Priorities List pursuant to CERCLA, the CERCLIS lists (as defined in CERCLA) or on any similar federal, state, local or foreign government-maintained list of sites requiring Remedial Activities or where a release of Hazardous Materials has occurred in violation of applicable Environmental Requirements. No notices or restrictions relating to an environmental condition of the Owned Real Property, any Remedial Activities, or any Hazardous Materials Activity is required to be placed in a deed for the Real Property.

                (g) Environmental Liabilities. Except as provided in Section 2.20(g) of the Disclosure Schedule, no suit, proceeding, administrative action, writ, injunction, governmental investigation or governmental or third party claim is pending or, to the knowledge of the Company and the Selling Shareholders, is threatened with respect to any Hazardous Material Activity conducted on or about the Real Property or otherwise in connection with the conduct of the business; and to the knowledge of the Company and the Selling Shareholders, no fact or circumstance exists with respect to the Real Property or the conduct of the business, which will involve the Purchaser or its successor or assigns in any such suit, proceeding, action, writ, injunction, investigation or claim, or impose upon the Purchaser or its successor or assigns any environmental liability. There are no liens, pledges, charges, claims, security interests or other encumbrances of any kind or character under any Environmental Laws on the Owned Real Property or Company's right, title and interest in the Leased Real Property and, to the knowledge of the Company and the Selling Shareholders, no governmental actions have been taken or are in the process of being taken, which could subject such properties to such liens, pledges, charges, claims, security interests or other encumbrances of any kind or character.

        2.23 Employee Benefit Plans and Compensation.

                (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i) "AFFILIATE" means any other person or entity under
                common control with the Company within the meaning of Section 414(b), (c) or (m) of the Code and the regulations promulgated thereunder.

                    (ii) "ERISA" means the Employee Retirement Income Security
                Act of 1974, as amended.

                    (iii) "EMPLOYEE PLAN" means any plan, program, policy,
                practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of
                Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise.

                    (iv) "EMPLOYEE" means any current, former, or retired
                employee, officer, or director of the Company or any Affiliate.

                    (v) "EMPLOYEE AGREEMENT" means each employment, severance, consulting or similar agreement or contract between the Company or any Affiliate and any Employee.

                    (vi) "MULTIEMPLOYER PLAN" means any Pension Plan which is a
                "multiemployer plan," as defined in Section 3(37) of ERISA.

                    (vii) "PENSION PLAN" means each Company Employee Plan which is an "employee pension benefit plan," within the meaning of
                Section 3(2) of ERISA.

                (b) Schedule. Section 2.23(b) of the Disclosure Schedule includes a complete and accurate list of (i) each Employee of the Company and each Employee's salary as of March 31, 1998, and (ii) each Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Purchaser in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                (c) Documents. The Company has provided to the Purchaser (i) true, correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement, including, without limitation, all amendments thereto and copies of all forms of agreement and enrollment used therewith, (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan, (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Employee Plan or related trust, (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets, (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan, (vi) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the United States Department of Labor ("DOL") with respect to any Employee Plan, and (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

                (d) Employee Plan Compliance. The Company has performed in all material respects all obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the

        Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; and (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, the Purchaser or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

                (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

                (g) No Post-Employment Obligations. No Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                (h) Effect of Transaction. The execution and delivery by the Company of this Agreement and each of the Related Agreements, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (i) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations of any Government Entity respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                (j) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company and the Selling Shareholders, threatened. The Company is not involved in or, to the knowledge of the Company and the Selling Shareholders, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries, if any, has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

        2.24 Insurance. Section 2.24 of the Disclosure Schedule includes a complete and accurate list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company and the Selling Shareholders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.25 Compliance with Laws. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation of any Governmental Entity with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

        2.26 Warranties; Indemnities. Section 2.26 of the Disclosure Schedule indicates all warranty and indemnity claims in excess of US$1,000 by any one customer made against the Company.

        2.27 Complete Copies of Materials. The Company has delivered or made available to the Purchaser true and complete copies of each agreement, contract, commitment or other document that is referred to in the Disclosure Schedule or that has been requested by the Purchaser or its counsel. Without in any way limiting the generality of the foregoing, to the extent that the Company has delivered any of the foregoing to the Purchaser, such copies are true and complete.

        2.28 Brokers' and Finders' Fees. Neither the Company nor the Selling Shareholders has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any of the Relate Agreements, or the consummation of the transactions contemplated hereby of thereby. The Purchaser will not incur any liability for any brokerage or finders' fee or agents' commissions or any similar charges by virtue of any act of the Company and/or the Selling Shareholders in connection with the consummation of the transactions contemplated hereby or by any of the Related Agreements.

        2.29 Foreign Offering Representations.

                (a) No offer or solicitation of an offer was made by the Purchaser, any of its affiliates or any other person acting for or on behalf of the Purchaser, to any of the Selling Shareholders to enter into this Agreement, or to consummate the transactions contemplated hereby (including, without limitation, the issuance of shares of the Purchaser's Common Stock as Share Consideration pursuant hereto), while any such Shareholder was inside the United States, and, at the time of the execution and delivery by the Selling Shareholders of this Agreement, each of the Selling Shareholders was outside the United States.

                (b) In making the decision to invest in the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto, none of the Selling Shareholders has relied upon any materials received in connection with any "directed selling efforts" of the Purchaser, any of its affiliates or any person acting for or on behalf of the Purchaser, as such term is defined in Rule 902(b) under Regulation S ("REGULATION S") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), including, without limitation, any printed materials distributed in a publication with a general circulation within the United States, or advertisements with radio or television stations broadcasting within the United States, in each case which discuss the terms of this Agreement or the transactions contemplated hereby (including, without limitation, the issuance of shares of the Purchaser's Common Stock as Share Consideration pursuant hereto).

                (c) In making the decision to invest in the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto, none of the

        Selling Shareholders has relied upon any "Distributors", as such term is defined in Rule 902(c) of Regulation S, including, without limitation, any underwriter or dealer.

                (d) Each of the Selling Shareholders understands and acknowledges that the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto are being issued in reliance upon the exemption from the registration requirements of the Securities Act afforded by Regulation S, that such shares will not be registered under the Securities Act or any state securities or "blue sky" law, and that such shares may not be offered or sold in the United States or to any "U.S. Person", as such term is defined in Rule 902(o) of Regulation S (a "U.S. PERSON"), or otherwise disposed of, except in accordance with the provisions of Rules 903 and 904 of Regulation S, pursuant to registration of such shares under the Securities Act, or pursuant to another available exemption from the registration requirements of the Securities Act.

                (e) None of the Selling Shareholders is a U.S. Person, and none of the Selling Securities is acquiring the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto for the account or benefit of any U.S. Person.

                (f) Each of the Selling Shareholder's understands and acknowledges that such Selling Shareholder may not resell any of the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto unless any such resale is effected in accordance with the provisions of Rule 904 of Regulation S, pursuant to registration of such resale under the Securities Act, or pursuant to another available exemption from the registration requirements of the Securities Act. As a result, such shares may not be able to be resold for at least one year after the Closing Date.

        2.30 Investment Representations.

                (a) Except to the extent otherwise provided for in connection with, or otherwise not applicable in light of, the express provisions of any of the Related Agreements, the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto are being acquired by each of the Selling Shareholders pursuant to the terms and subject to the conditions of this Agreement for each such Selling Shareholder's own account and for investment purposes only, and not with a view to any public resale, public distribution or other public offering thereof, in each case within the meaning of the Securities Act or any state securities or "blue sky" law.

                (b) Each of the Selling Shareholders understands and acknowledges that the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto will not be registered under the Securities Act or any state securities or "blue sky" law, and that, in the event that the issuance of the shares of the Purchaser's Common Stock as Share Consideration pursuant hereto shall be deemed not to qualify for the exemption from the registration requirements of the Securities Act afforded by Regulation S for any reason, such shares may not be sold or otherwise disposed of, notwithstanding the failure to so qualify for the registration exemption afforded by Regulation S, except pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

                (c) Each of the Selling Shareholders has such knowledge and experience in financial and business matters that such parties are capable of evaluating the merits and risks of the prospective investment in the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto, that such parties are able to bear the economic consequences thereof, and that each of such parties qualify as an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                (d) In making the decision to invest in the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto, each of the Selling Shareholders has relied upon independent investigations made by such Selling Shareholder and, to the extent believed by such Selling Shareholder to be appropriate, such Selling Shareholder's representatives, including such Selling Shareholder's own professional, tax and other advisors, and has not relied upon any representation or warranty from the Purchaser or any of its directors, officers, employees, agents, affiliates or representatives with respect to the value of such shares or the tax consequences of the transactions contemplated by this Agreement or any of the Related Agreements.

                (e) Each Selling Shareholder and such Selling Shareholder's representatives have been given a full opportunity to examine all documents relating to the transactions contemplated hereby and by each of the Related Agreements, and to ask questions of, and to receive answers from, the Purchaser and its representatives concerning, the terms of the transactions contemplated by this Agreement and each of the Related Agreements and such other information as such Selling Shareholder desires in order to evaluate an investment in the shares of the Purchaser's Common Stock to be issued as Share Consideration pursuant hereto, and all such questions have been answered to the full satisfaction of such Selling Shareholder.

        2.31 Representations Complete. None of the representations or warranties made by the Company or the Selling Shareholders (as modified by the Disclosure Schedule hereunder), nor any statement made in any schedule or certificate furnished by the Company or the Selling Shareholders pursuant to this Agreement, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Company and the Selling Shareholders as follows:

        3.1 Organization, Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of the Purchaser or the ability of the Purchaser to consummate the transactions contemplated hereby and by each of the Related Agreements.

        3.2 Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser enforceable against it in accordance with terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. When delivered in accordance with the terms and conditions hereof, each of the Related Agreements to which the Purchaser is a party will have been duly executed and delivered by the Purchaser, and all such agreements will constitute the valid and binding obligation of the Purchaser enforceable against it in accordance with the respective terms thereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.3 No Conflicts. The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder, the consummation by the Purchaser of the transactions contemplated hereby and thereby, will not (i) give rise to a Conflict under (A) any provision of the Certificate of Incorporation or Bylaws of the

Purchaser, or (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations, modifications, accelerations or losses which would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby, or (ii) violate any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to the Purchaser or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including, without limitation, a party to any agreement with the Purchaser, is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, except for (x) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable United States state and federal securities laws, Singapore securities laws or other laws, and the laws of any other country, and (y) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

        3.4 Brokers' and Finder's Fees. The Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated hereby of thereby. The Company and the Selling Shareholders will not incur any liability for any brokerage or finders' fee or agents' commissions or any similar charges by virtue of any act of the Purchaser in connection with the consummation of the transaction contemplated hereby or by any of the Related Agreements.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

        4.1 Confidentiality. From and after the Closing, the Company and the Selling Shareholders shall, and shall cause their respective representatives, agents and affiliates, if any, to (i) hold in strict confidence all confidential, proprietary or other non-public information or trade secrets relating to the Company and/or the Purchaser or any products offered by the Company and/or the Purchaser and any of their respective affiliates (the "CONFIDENTIAL INFORMATION"), unless and to the extent specifically compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law, and (ii) not, directly or indirectly, except at the request of the Purchaser, use for their own benefit or purposes, or release or disclose to any other person or entity, any such Confidential Information (except, to the extent reasonably required, for disclosure to accountants, attorneys and other representatives who agree to be bound by the provisions of this Section 4.1). Notwithstanding the foregoing, the term "CONFIDENTIAL INFORMATION" shall not include information (A) which is or becomes generally available to the public (other than as a result of the disclosure of such information by the Seller or any of its respective representatives and affiliates), or (B) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information.

        4.2 Non-Solicitation. During the period commencing on the Closing Date and expiring on the date which is three (3) full years following the Closing Date (the "TERMINATION DATE"), each of the Selling Shareholders shall not (whether acting alone or through any of his or its affiliates, representatives or agents, either for himself, itself or on behalf of any other person, general or limited partnership, firm, association, corporation, joint venture or other organization) attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of the Company, the Purchaser or any of their respective affiliates, or induce or attempt to induce any such employee to terminate his or her employment with the Company, the Purchaser or any of their respective affiliates.

        4.3 Transfer Restrictions.

                (a) Without limiting the representations set forth herein, the Selling Shareholders hereby further agree not to sell, assign, transfer, convey, dispose of, pledge or otherwise encumber (each, a "TRANSFER") all or any portion of the shares to be issued as Share Consideration pursuant hereto unless and until:

                    (i) there is a registration statement filed by the Purchaser with, and declared or ordered effective by, the Commission under the Securities Act, covering such proposed Transfer of such shares and such Transfer is made pursuant to such registration statement and in accordance with the Securities Act;

                    (ii) such Transfer is effected in accordance with the
                provisions of Rule 903 of Regulation S; or

                    (iii) such Transfer is effected in accordance with another available exemption from the registration requirements of the Securities Act;

                provided, however, that in the event that a Selling Shareholder shall propose to Transfer any such shares in reliance upon Section 4.3(a)(ii) or Section 4.3(a)(iii) hereof, such Selling Shareholder shall have (A) notified the Purchaser in writing of its intention to effect such proposed Transfer of such shares, (B) furnished the Purchaser with a statement in reasonable detail of the manner and circumstances of such proposed Transfer, (C) caused the proposed transferee of such shares to agree in advance to take and hold such shares on the terms set forth in this Section 4.3, and (D) furnished the Purchaser with an written opinion of legal counsel reasonably satisfactory to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, opining that such proposed Transfer may be effected without registration thereof under the Securities Act.

                (b) Each certificate or instrument representing the shares to be issued as Share Consideration pursuant hereto, and any other securities issued on or in respect of such shares in connection with (i) any stock split, stock dividend, subdivision, combination, consolidation, reclassification or other similar event, or (ii) any merger, consolidation, reorganization or other similar event, shall be stamped or otherwise imprinted with a legend, in addition to any other legends required under applicable state "blue sky" securities laws, in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT DECLARED OR ORDERED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR (II) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN THE CASE OF ANY SALE, OFFER OF SALE, PLEDGE, HYPOTHECATION OR OTHER DISTRIBUTION EFFECTED PURSUANT TO CLAUSE
                (II) AND (III) ABOVE, PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AS TO SUCH SALE, OFFER OF SALE, PLEDGE, HYPOTHECATION OR OTHER DISTRIBUTION. THIS CERTIFICATE MUST BE SURRENDERED TO THE ISSUER HEREOF OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED HEREBY.

                (c) The Purchaser shall not register any Transfer of the shares to be issued as Share Consideration pursuant hereto, and shall instruct its transfer agent to disregard any attempted or proposed Transfer of such shares, unless the conditions set forth in this Section 4.3 are satisfied to the extent applicable to any such Transfer. The Selling Shareholders hereby consent to (i) the entry of a notation on the records of the Purchaser, and (ii) the delivery of instructions to the transfer agent of such shares which the Purchaser may deem necessary or advisable in order to effectuate and implement the restrictions on transfer of such shares set forth in this Section 4.3.

        4.4 Exchange Act Reports. The Purchaser shall use its reasonable best efforts to timely file all reports required to be filed under the Exchange Act during the period commencing on the date hereof and ending on the second anniversary of the Closing Date, including, without limitation, any report on Form 8-K or otherwise required to be filed under the Exchange Act in accordance with the instructions thereto in connection with the issuance of shares of the Purchaser's Common Stock to the Selling Shareholders as Share Consideration pursuant to and in accordance with the terms and conditions hereof, in each case in reliance on the exemption from the registration requirements of the Securities Act afforded by Regulation S promulgated thereunder.

        4.5 Best Efforts. Subject to the terms and conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things which are necessary, proper or advisable under applicable laws and regulations (including, without limitation, the laws and regulations of the Republic of Singapore and the United States) or otherwise in order to consummate and effectuate completely the transactions contemplated by this Agreement and each of the Related Agreements. In furtherance and not in limitation of the foregoing, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all agreements, certificates, instruments and other documents, and shall use its reasonable best efforts promptly to obtain all waivers, permits, consents, approvals and other authorizations from, and to effect all registrations, filings and notices with or to, any Governmental Entity or other persons which are necessary or appropriate in connection with the consummation and complete effectuation of the transactions contemplated by this Agreement and each of the Related Agreements.

        4.6 Board of Directors. As soon as practicable following the Closing, the Company shall execute all such instruments, certificates and other documents, take all such actions and do all such things as may be necessary or appropriate to assist the Purchaser, acting in its capacity as the sole shareholder of the Company, in fixing the number of directors constituting the entire Board of Directors of the Company at three (3) directors (including, without limitation, amending the Company's Memorandum of Association and Articles of Association), and electing the following individuals to serve as members of the Company's Board of Directors until the next annual meeting of the shareholders of the Company and until their respective successors are duly elected and qualified, or until the earlier of their death, resignation or removal by the sole shareholder of the Company (including, without limitation, filing the appropriate Form 45s - Consent to Act as Director and Statement of Non-disqualification - with the Singapore Registry of Companies and Businesses): John Niedermaier, Bernd Meier and Tan Tai Chew.

                                    ARTICLE V
                CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES

        5.1 Conditions to Obligations of the Parties. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any of the Related Agreements shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sales contemplated hereby, which makes the consummation of such sales unlawful, void, voidable or unenforceable under applicable law, rules and regulations of any governmental authority, domestic or foreign.

                (b) Government Approvals. The Purchaser, the Company and the Selling Shareholders shall have obtained all other authorizations, consents, orders and approvals required from or of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authorities required for the consummation of the transactions contemplated by this Agreement.

        5.2 Additional Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchaser:

                (a) Representations and Warranties. The representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true and correct in all respects, and the Purchaser shall have received a certificate, signed by a duly authorized officer of the Company, certifying as to the foregoing effect.

                (b) Covenants. The Company and the Selling Shareholders shall have performed and complied in all respects with all agreements, covenants and obligations contained in this Agreement required to be performed and complied with by such parties as of the Closing Date, and the Purchaser shall have received a certificate, signed by a duly authorized officer of the Company, certifying as to the foregoing effect.

                (c) Conditions. The conditions to the obligations of the Purchaser contained in this Agreement shall have been satisfied in all respects as of the Closing Date, and the Purchaser shall have received a certificate, signed by a duly authorized officer of the Company, certifying as to the foregoing effect.

                (d) Secretary's Certificate. The Purchaser shall have received a certificate, dated as of the Closing Date, duly and validly executed on behalf of the Company by the Secretary of the Company certifying that:

                    (i) attached thereto are the true, correct and complete copy of the Company's Memorandum of Association, as in effect as of the Closing Date, and that neither the Board of Directors nor the shareholders of the Company have taken any action to repeal, alter or amend the same;

                    (ii) attached thereto are the true, correct and complete
                copy of the Company's Articles of Association, as in effect as of the Closing Date, and that neither the Board of Directors nor the shareholders of the Company have taken any action to repeal, alter or amend the same;

                    (iii) attached thereto are the true, correct and complete
                copy of the resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this Agreement and each of the Related Agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, and that neither the Board of Directors nor the shareholders of the Company have taken any action to repeal, alter or amend the same; and

                    (iv) the signatures of the officers executing this Agreement and each of the Related Agreements to which the Company is a party for and on behalf of the Company are the true and correct signatures of each such officer, and that each such person is such duly elected, qualified and acting officer of the Company.

                (e) Escrow Agreement. The Purchaser shall have received a copy of the Escrow Agreement, duly and validly executed by the Company and the Selling Shareholders who are parties thereto, or a duly authorized officer of the same, as the case may be.

                (f) Employment and Non-Competition Agreements. The Purchaser shall have received a separate copy of the Employment and Non-Competition Agreement, in the form attached hereto as Exhibit C (the "EMPLOYMENT AGREEMENTS"), duly and validly executed by each of key employees of the Company listed on Exhibit D hereto.

                (g) Contractual Consents. The Company shall have given all notices to, and obtained all consents, approvals or authorizations of or from, any individual, corporation or other party which is necessary to permit the consummation of the transactions contemplated hereby and by each of the Related Agreements including, without limitation, any consents required under contracts and agreements listed on Section 2.5 of the Disclosure Schedules to which the Company is a party or by which it is bound, or which may be required to permit the change of ownership of the Company.

                (h) Board of Directors of the Company. The Purchaser shall have received (i) resolutions duly adopted by the Board of Directors of the Company, effective as of the Closing Date, reconstituting the Board of Directors of the Company to be comprised of Steven Humphreys, Bernd Meier and Tan Tai Chew, and (ii) a resignation from the Board of Directors, effective as of the Closing Date, duly executed by each of the members of the Board of Directors of the Company other than those members of the Company's Board of Directors listed on Exhibit E hereto.

                (i) Lien Releases. The Purchaser shall have received a duly and validly executed copy of all agreements, instruments, certificates and other documents necessary or appropriate to evidence the release of any and all liens and other encumbrances on the assets of the Company arising or resulting from, or in connection with, any loans, guarantees or other similar arrangements between the Company and any of the Selling Shareholders.

                (j) Legal Opinion. The Purchaser shall have received an opinion from K L Lim & Co., legal counsel to the Company and the Selling Shareholders in the Republic of Singapore, substantially in the form attached hereto as Exhibit F.

                (k) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Company, its properties or any of its officers or directors, arising out of, or in any way connected with, the transactions contemplated by this Agreement or any of the Related Agreements.

                (l) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or by any of the Related Agreements, or which may materially and adversely affect the assets (including intangible assets), financial condition or results of operations of the Company.

                (m) Complete Tender of Company Shares. Each of the Selling Shareholders shall have tendered for sale to the Purchaser all of the Company Shares held by such Selling Shareholder, in each case as set forth on Exhibit A hereto.

                (n) Tax Opinion. The Purchaser shall have received an opinion of independent accountants for the Company, in a form reasonably satisfactory to the Purchaser, certifying that the Company's disposition of shares of the Purchaser's capital stock since the date of the Unaudited Balance Sheet will not give rise to any liabilities of the Company for Taxes arising under the laws of the Republic of Singapore.

        5.3 Additional Conditions to Obligations of the Company and the Selling Shareholders. The obligations of the Company and the Selling Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by all, but not less than all, of the Selling Shareholders:

                (a) Representations, and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects, and the Company and the Selling Shareholders shall have received a certificate, signed by a duly authorized officer of the Purchaser, certifying as to the foregoing effect.

                (b) Covenants. The Purchaser shall have performed and complied with all agreements, covenants and obligations of the Purchaser contained in this Agreement required to be performed and complied with by it as of the Closing Date, and the Company and the Selling Shareholders shall have received a certificate, signed by a duly authorized officer of the Purchaser, certifying as to the foregoing effect.

                (c) Conditions. The conditions to the obligations of the Company and the Selling Shareholders shall have been satisfied in all respects as of the Closing Date, and the Company and the Selling Shareholders shall have received a certificate, signed by a duly authorized officer of the Purchaser, certifying as to the foregoing effect.

                (d) Certificate of Good Standing. The Company and the Selling Shareholders shall have a received a long form certificate of good standing in respect of the Purchaser, certified as of a date reasonably close to the Closing Date by the Secretary of State of the State of Delaware.

                (e) Escrow Agreement. The Company and the Selling Shareholders shall have received a copy of each of the Escrow Agreement, validly executed by a duly authorized officer of the Purchaser.

                (f) Employment and Non-Competition Agreements. The employees of the Company listed on Exhibit D hereto shall have received a separate copy of the Employment Agreement, validly executed by a duly authorized officer of each of the Purchaser and the Company.

                (g) Legal Opinion. The Selling Shareholders shall have received an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to the Purchaser, substantially in the form attached hereto as Exhibit G.

                (h) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Purchaser, or any of its officers or directors, arising out of, or in any way connected with, the transactions contemplated by this Agreement or any of the Related Agreements.

                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

        6.1 Survival. Notwithstanding anything to the contrary contained herein, and regardless of any investigations made by the parties hereto, (i) the representations and warranties of the Company and the Selling Shareholders contained in Article II of this Agreement, and the representations of the Purchaser contained in Article III of this Agreement, shall survive the execution and delivery of this Agreement for the period commencing on the date hereof and continuing until the fourth (4th) anniversary of the date hereof; provided, however, that the representations and warranties of the Selling Shareholders contained in Section 2.1, 2.2, 2.4 and 2.28 hereof shall survive the execution and delivery of this Agreement for the period commencing on the date hereof and continuing until the later of (A) the fourth (4th) anniversary of the date hereof, and (B) the expiration of the relevant statutes of limitations, and (ii) each covenant and other agreement contained in this Agreement which by its terms is to be performed after the Closing shall survive the execution and delivery of this Agreement for a period commencing on the date hereof and continuing until the later of (A) the fourth (4th) anniversary of the date hereof, and (B) the expiration of the relevant statute of limitations. The representations and warranties of the Selling Shareholders contained herein shall not be limited, restricted or otherwise impaired by any examination or investigation made for or on behalf of the Purchaser or by the knowledge of any of the Purchaser's officers, directors, stockholders, employees or agents. Notwithstanding anything to the contrary in this Agreement, if a claim for indemnification is duly made under this Article VI before the expiration of the periods of survival set forth in this Section 6.1, then notwithstanding the expiration of such time period of survival the representation or warranty applicable to such claim shall survive until the final resolution of such claim and the satisfactory performance of all obligations with respect thereto.

        6.2 Indemnification by the Selling Shareholders.

                (a) Subject to the terms and conditions of this Article VI, notwithstanding anything to the contrary contained herein, the Selling Shareholders (for purposes of this Article VI other than Section 6.3 hereof, collectively, the "INDEMNITORS") shall jointly and severally indemnify the Purchaser, and its respective officers, directors, agents and representatives (for purposes of this Article VI other than Section
        6.3 hereof, each an "INDEMNITEE" and collectively, the "INDEMNITEES"), for and in respect of, and hold the Indemnitees harmless from and against, any and all damages, fines, penalties, losses, liabilities, judgments, deficiencies and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expense of attorneys and accountants and other expenses of litigation) ("DAMAGES") incurred or suffered by any of the Indemnitees resulting from, relating to or in connection with
        (i) any inaccuracy of any representation, breach of any warranty or failure to perform any covenant or agreement of the Company or the Selling Shareholders contained in any provision of this Agreement other than Sections 2.1, 2.2, 2.4, 2.28 and 7.4 hereof, and (ii) any inaccuracy of any representation, breach of any warranty or failure to perform any covenant or agreement of the Company or the Selling Shareholders contained in Sections 2.1, 2.2, 2.4, 2.28 and 7.4 hereof; provided, however, that in no event shall the Indemnitors, considered as a group, be liable to the Indemnitees under the foregoing clause (i) of this Section 6.2(a) for any Damages in excess of the amounts held in the Escrow Fund; provided, however, that notwithstanding the foregoing proviso of this Section 6.2(a) or anything to the contrary contained in this Agreement, nothing contained in this Section 6.2(a) shall be deemed to limit or restrict in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which the Indemnitees may be entitled as a result of actual fraud by the Indemnitors; provided, however, that notwithstanding the foregoing and anything to the contrary contained in this Agreement, each of the Selling Shareholders shall be liable under this Section 6.2(a) only for such Selling Shareholder's own actual fraudulent conduct and not for the fraudulent conduct of any other Selling Shareholder.

                (b) Subject to the terms and conditions of this Article VI, notwithstanding anything to the contrary contained herein, the Indemnitors shall jointly and severally indemnify the Indemnitees for and in respect of any and all liabilities for Taxes imposed or assessed upon, attributable to, or levied by reason of or in connection with, the disposition by the Company of shares of the Purchaser's capital stock after the date of the Unaudited Balance Sheet; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, each of the Indemnitors shall only be liable under this
        Section 6.2(b) for that pro rata
        portion of the liabilities for any such Taxes as is equal to such Indemnitor's respective pro rata portion of the Acquisition Consideration payable to such Indemnitor pursuant to the terms and conditions of this Agreement.

                (c) To secure the indemnification obligations of the Indemnitors to the Indemnitees set forth in Section 6.2(a) and 6.2(b) hereof, the Escrowed Cash Consideration and the Escrowed Share Consideration shall be deposited into the Escrow Fund with the Escrow Agent in accordance with Section 1.2 hereof and the terms of the Escrow Agreement. In the event that any amounts are due and owing to the Purchaser under the indemnification provisions of this Article VI as a result of the inaccuracy of any representation or the breach of any warranty of the Company and/or the Selling Shareholders contained in this Agreement, the Purchaser shall (i) be entitled to offset such amounts against the amounts held in the Escrow Fund pursuant to the terms and provisions of the Escrow Agreement, and (ii) not be entitled to seek any indemnification amounts in excess of the amount held in the Escrow Funds, except as otherwise expressly permitted under the terms and provisions of this Agreement with respect to claims of actual fraud by the Selling Shareholders and indemnification claims for Damages incurred or suffered by the Indemnitees for any inaccuracy in any representation or any breach of any warranty contained in Sections 2.1, 2.2, 2.4, 2.28 and 7.4 hereof.

                (d) The Selling Shareholders acknowledge that their indemnification obligations hereunder relate solely to their capacity as former shareholders of the Company, and accordingly, such indemnification obligations set forth in this Article VI shall not entitle the Selling Shareholders, or any current or former officer, director or employee of the Company, to any indemnification from the Company under the Company's Memorandum of Association or Articles of Association, this Agreement or any of the Related Agreements.

        6.3 Indemnification by the Purchaser. Subject to the terms and conditions of this Article VI, notwithstanding anything to the contrary contained herein, the Purchaser (for purposes of this Article VI other than Section 6.2 hereof, the "INDEMNITOR") shall indemnify the Selling Shareholders, and their respective officers, directors, agents and representatives, if any, (for purposes of this Article VI other than Section 6.2 hereof, each an "INDEMNITEE" and collectively, the "INDEMNITEES"), for and in respect of, and hold the Indemnitees harmless from and against, any and all Damages incurred or suffered by any of the Indemnitees resulting from, relating to or in connection with any inaccuracy of any representation, breach of any warranty or failure to perform any covenant or agreement of the Purchaser contained in this Agreement.

        6.4 Materiality Exceptions. For purposes of the indemnification obligations of any Indemnitor under this Article VI in respect of any Damages incurred or suffered by any Indemnitee, any inaccuracy in any representation or any breach of any warranty contained in this Agreement shall be deemed to constitute an inaccuracy in such representation or a breach of such warranty notwithstanding any limitation or qualification on the scope, accuracy or completeness contained in such representation or warranty with respect to materiality or a Material Adverse Effect, it being the intention of the parties hereto that all parties hereto shall be indemnified for and in respect of, and held harmless from and against, any and all Damages arising out of, based upon or with respect to the failure of any such representation or warranty to be true, correct and complete in any respect.

        6.5 Insurance Proceeds. Notwithstanding anything to the contrary contained herein, the amount of any Damages incurred or suffered by any Indemnitee for which indemnification is otherwise available against any Indemnitor(s) under this Article VI shall be reduced by the amount of any insurance proceeds (minus all reasonably allocable costs, charges and expenses incurred by such Indemnitee in obtaining such recovery) actually recovered in respect thereof. Any such insurance recovery by the Indemnitee shall be promptly repaid by the Indemnitee to the Indemnitor(s) following the time at which such amounts are actually recovered, realized or received by this Indemnitee; provided, however, that in the event that any such insurance recovery is set aside or disallowed and the Indemnitee has paid any amounts to any Indemnitor(s) in respect thereof (or the amount by which the Indemnitee was indemnified by any Indemnitor(s) was reduced in respect thereof), then the obligation of the Indemnitor(s) to indemnify such Indemnitee with respect to such amounts shall be reinstated immediately and such amounts shall be paid promptly to the Indemnitee in accordance with the terms and provisions of this Article VI.

        6.6 Notice. Each Indemnitee shall give prompt written notice (the "CLAIM NOTICE") to the Indemnitor(s), and, in the case of claims under Section 6.2 hereof, to the Escrow Agent, of any claim or event known to such Indemnitee which gives rise, or may give rise, to a claim for indemnification under this
Article VI by such Indemnitee against the Indemnitor(s) (an "INDEMNIFIABLE CLAIM"), specifying the nature and estimated amount of such Damages (the "CLAIMED AMOUNT"). The failure of any Indemnitee to give such notice as provided in this Section 6.6 shall not relieve the Indemnitor(s) of their obligations under this Article VI, except to the extent that such failure materially and adversely affects the rights of such Indemnitor(s). In the case of any claim for indemnification under Section 6.2 or 6.3 hereof arising out of a claim, action, suit or proceeding brought by any third party that is not a party to this Agreement (a "THIRD-PARTY CLAIM"), the Indemnitee also shall give the Indemnitor(s) copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by such Indemnitee.

        6.7 Third Party Claims.

                (a) Except as otherwise provided in Section 6.7(c) hereof, in the event of any Third-Party Claim, the Indemnitor(s) may elect, but shall not be obligated, to compromise or defend any such Third-Party Claim at such Indemnitor(s)' sole cost and expense and with such Indemnitor(s)' own counsel reasonably satisfactory to the Indemnitee, provided that (i) such Indemnitor(s) provide the Indemnitee with reasonable evidence that such Indemnitor(s) will have the financial resources to defend against such claim and fulfill their indemnification obligations under this Article VI in respect of such Third-Party Claim, and (ii) the delivery of a Defense Notice (as defined below) by such Indemnitor(s) shall constitute an acknowledgment by such Indemnitor(s) of their obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this Article VI, and
        (iii) any costs and expenses incurred by the Indemnitor(s) in connection with the foregoing shall constitute Damages incurred or suffered by the Indemnitee(s) within the meaning of this Article VI. If the Indemnitor(s) shall elect to compromise or defend a Third-Party Claim, such Indemnitor(s) shall, within thirty (30) days of receipt of a Claim Notice (or sooner, if the nature of such Third-Party Claim so requires), provide written notice to the Indemnitee of its intent to do so (a "DEFENSE NOTICE"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Indemnitor(s) shall be responsible for the payment of such Indemnitee's actual out-of-pocket expenses incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by the Indemnitee within the meaning of this Article VI. Following the delivery of notice by the Indemnitor(s) to an Indemnitee indicating the Indemnitor(s)' election to assume the defense of a Third-Party Claim, the Indemnitor(s) shall not be liable to such Indemnitee under this Article VI for any legal expenses subsequently incurred by such Indemnitee in connection with the defense of such Third-Party Claim; provided, however, that such Indemnitee shall have the right to retain a single counsel of its own selection to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and the Indemnitor(s) exists in respect of such Third-Party Claim, in which event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnitor(s) and shall constitute Damages incurred or suffered by the Indemnitee within the meaning of this Article VI. If the Indemnitor shall elect not to compromise or defend against a Third-Party Claim, or fails to notify the Indemnitee of its election to compromise or defend against a Third-Party Claim in accordance with this Section 6.7, such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Indemnitor(s) and any amount paid or expenses incurred in connection therewith shall constitute Damages incurred or suffered by the Indemnitee within the meaning of this
        Article VI. The Indemnitor(s) may not consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the delivery by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

                (b) In the case of any claim for indemnification under Section
        6.2 or 6.3 hereof arising out of a claim, action, suit or proceeding brought by a taxing authority in respect of any Tax liability or obligation of the Company (a "COMPANY TAX CLAIM"), the Selling Shareholders shall have the sole right to control any such Company Tax Claim; provided, however, that the Selling Shareholders shall provide the Purchaser with copies of all correspondence with any Taxing authority in connection with any such Tax Claim and shall keep the Purchaser reasonably informed of all progress with such Taxing authority; and provided further, however, that the Selling Shareholders shall consult with the Purchaser in good faith in contesting any proposed adjustment and shall consider any reasonable advice from the Purchaser concerning such Tax Claim so long as the Selling Shareholders shall be entitled to control any such Tax Claim concerning any indemnity obligation of the Selling Shareholders. The Selling Shareholders shall not be entitled to compromise or settle any Tax liability of the Company for any periods prior to the Closing Date that would have the effect of materially decreasing the deductions available to the Company for credits, or materially increasing the taxable income of the Company, for any taxable year or period ending after the Closing Date, in each case without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

                (c) Notwithstanding anything to the contrary in this Article VI or elsewhere in this Agreement, (i) if there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification under this Article VI, such Indemnitee shall have the right, but not the obligation, to defend such Third-Party Claim at the sole cost and expense of the Indemnitor(s), which costs and expenses shall constitute Damages within the meaning of this Article VI, and (ii) if any Third-Party Claim involves a third party with whom the Indemnitor(s) has a significant on-going or prospective relationship, the Indemnitee shall have the right, but not the obligation, to defend such Third-Party Claim at the sole cost and expense of the Indemnitor(s), which costs and expenses shall constitute Damages within the meaning of this Article VI; provided, however, that the Indemnitor(s) shall not be obligated to pay Damages in respect of any such Third-Party Claim to the extent it is determined (by agreement between the Indemnitor(s) and the Indemnitee or by arbitration or court judgment) that such Third-Party Claim was settled on terms that were not fair and reasonable to the Indemnitee.

                (d) Any release or other distribution of amounts held in the Escrow Fund in satisfaction of any Third Party Claim shall be made only upon joint instruction of the Selling Shareholders (acting through the Representative, as defined in Section 6.8 hereof) and the Purchaser to the Escrow Agent.

        6.8 The Representative.

                (a) The Selling Shareholders hereby authorize, direct and appoint K L Lim & Co. to act as the sole and exclusive agent, attorney-in-fact and representative of the Selling Shareholders (the "REPRESENTATIVE"), and hereby further authorize and direct the Representative (i) to take any and all actions (including, without limitation, executing and delivering any and all agreements, instruments, certificates and other documents, defending any and all Third Party Claims on behalf of the Selling Shareholders as provided in
        Section 6.7 hereof, incurring any and all costs and expenses for the account of the Selling Shareholders in connection with the foregoing or otherwise (which costs and expenses shall constitute Damages incurred or suffered by Purchaser within the meaning of this Article VI) and making any and all determinations) which may be required or permitted by this Agreement or any of the Related Agreements to be taken by the Selling Shareholders or the Representative, (ii) to exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder and under the terms of the Escrow Agreement in connection with the transactions contemplated hereby and thereby, and
        (iii) to exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Selling Shareholder as if such Selling Shareholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Selling Shareholder's individual capacity. Notwithstanding anything to the contrary contained in this Agreement, with respect to the specific matters set forth in this
        Article VI, (i) each of the Selling Shareholders hereby irrevocably relinquishes such Selling Shareholder's right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 6.8(b) hereof, and (ii) no Selling Shareholders shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company, the Purchaser or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with the terms of this Agreement and the Escrow Agreement.

                (b) The Representative shall serve as Representative until his resignation, removal from such position of responsibility, incapacity or death; provided, however, that the Representative shall not have the right to resign without (i) prior written notice to the Selling Shareholders, and (ii) selecting a successor representative, acceptable to a majority in interest of the Selling Shareholders and reasonably satisfactory to the Purchaser, who shall serve until a successor thereto is elected by the Selling Shareholders. The Representative may be removed at any time, and a successor representative reasonably satisfactory to Purchaser may be appointed pursuant to written action by the Selling Shareholders who, immediately prior to the Closing Date, held shares of Common Stock of the Company constituting at least a majority of all such shares then outstanding. Any successor to the Representative shall, for purposes of this Agreement and the Escrow Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "REPRESENTATIVE" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless and until such successor agrees in writing to be bound by the terms of this Agreement and the Escrow Agreement.

                (c) The Representative shall be permitted to independently retain counsel, consultants and other advisors and shall promptly notify the Purchaser after retaining any such person.

                (d) The provisions of this Section 6.8 shall in no way impose any obligations on the Purchaser, and notwithstanding any notice received by the Purchaser to the contrary (except any notice of the appointment of a successor Representative approved by the Purchaser in accordance with Section 6.7(b) hereof), the Purchaser (i) shall be entitled to rely upon and shall be fully protected in relying upon and, shall have no liability to the Selling Shareholders with respect to, and shall be indemnified by the Selling Shareholders for, from and against any and all liability arising out of actions, decisions and determinations of the Representative, which liabilities shall constitute Damages within the meaning of this Article VI, and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Selling Shareholders for all purposes under this Agreement.

                (e) The Representative shall not be liable to the Selling Shareholders for the performance of any act, or the failure to act, provided the Representative acted or failed to act in good faith and in a manner such Representative reasonably believed to be in the scope of such Representative's authority under this Agreement and under the Escrow Agreement and for a purpose which such Representative reasonably believed to be in the best interests of the Selling Shareholders, considered together as a group.

                                   ARTICLE VII
                               GENERAL PROVISIONS

        7.1 Further Assurances. Subject to the terms and conditions contained in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations in order to consummate and make effective the transactions contemplated by this Agreement and each of the Related Agreements, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any and all injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement and each of the Related Agreements, in all cases for the purpose of securing to the parties hereto the benefits contemplated by this Agreement and each of the Related Agreements.

        7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i)    if to the Purchaser, to:  SCM Microsystems, Inc.
                                         131 Albright Way
                                         Los Gatos, California 95032
                                         Attention: John Niedermaier
                                         Telephone: (408) 370-4888
                                         Facsimile: (408) 370-4880

               with a copy to:           Wilson Sonsini Goodrich & Rosati, P.C.
                                         650 Page Mill Road
                                         Palo Alto, CA  94304-1050
                                         Attn: Kenneth M. Siegel, Esq.
                                         Telephone: (650) 493-9300
                                         Facsimile: (650) 493-6911

        (ii)   if to the Company, to:    Intellicard Systems Pte. Ltd.
                                         Blk. 171 Kallang Way
                                         #04-01/04
                                         Singapore 349250
                                         Attention: Tan Tai Chew
                                         Telephone: 011-65-841-5233
                                         Facsimile: 011-65-841-5288

               with a copy to:           K L Lim & Co.
                                         Advocates & Solicitors
                                         49 Craig Road
                                         Singapore 089687
                                         Attention: Lim Kim Lark
                                         Telephone: 011-65-223-5221
                                         Facsimile: 011-65-223-5229

        (c) if to the Representative, to: K L Lim & Co.
                                          Advocates & Solicitors
                                          49 Craig Road
                                          Singapore 089687
                                          Attention: Lim Kim Lark
                                          Telephone: 011-65-223-5221
                                          Facsimile: 011-65-223-5229

        7.3 Interpretation; Headings. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement, or any of the terms and provisions hereof.

        7.4 Expenses. All fees and expenses incurred by the parties hereto in connection with the negotiation, preparation and delivery of this Agreement and each of the Related Agreements, the performance of the obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all legal, accounting, financial advisory, consulting and other transaction fees and expenses ("TRANSACTION EXPENSES"), shall be paid by the party incurring such costs and expenses; provided, however, that notwithstanding the foregoing, the Transaction Expenses incurred by the Company shall be paid by the Selling Shareholders and not by the Company.

        7.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        7.6 Entire Agreement; Assignment. This Agreement, the Related Agreements, the Disclosure Schedule, the Purchaser Disclosure Schedule, the exhibits hereto and thereto, the Confidentiality Agreement, dated as of November 1, 1997, by and between the Company and the Purchaser, and the other documents and instruments and other agreements among the parties hereto referenced herein:
(i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder except that the Representative and the Escrow Agent shall have the express rights articulated in Articles VI hereof and in the Escrow Agreement hereto; and (iii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that the Purchaser may assign its rights and delegate its obligations hereunder to any of its affiliates.

        7.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        7.8 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal court encompassing the Santa Clara County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        7.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        7.11 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        7.12 Extension; Waiver. At any time, the Purchaser, the Selling Shareholders and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        7.13 Interpretation of Knowledge. For all purposes of and under this Agreement and each of the Related Agreements, the phrase "to the knowledge of the Company and the Selling Shareholders" or references to the presence or absence of "knowledge of the

Company and the Selling Shareholders" shall mean and refer to the knowledge of the Company or the Selling Shareholders, as the case may be, after reasonable investigation and due inquiry.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Purchaser, the Company and each of the Selling Shareholders have executed this Agreement, or caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the date first written above.

                             THE PURCHASER:

                             SCM MICROSYSTEMS, INC.


                             By:_____________________________________________
                             Name:
                             Title:

                             THE COMPANY:

                             INTELLICARD SYSTEMS PTE. LTD.


                             By:_____________________________________________
                             Name:
                             Title:

                             THE SELLING SECURITYHOLDERS:


                            IPC PERIPHERALS PTE. LTD.


                             By:_____________________________________________
                             Name:
                             Title:


                             ________________________________________________
                             Tan Tai Chew


                             ________________________________________________
                             Goh Boon Huat


                             ________________________________________________
                             Lim Kim Lark

                             ALCO TECHNOLOGY PTE. LTD.


                             By:_____________________________________________
                             Name:
                             Title:

                                    EXHIBIT A

                                   SCHEDULE OF
                            SELLING SHAREHOLDERS AND
           ALLOCATION OF COMPANY SHARES AND ACQUISITION CONSIDERATION


                                               ALLOCATION OF CASH                    ALLOCATION OF SHARE
                                                 CONSIDERATION                          CONSIDERATION
                         COMPANY       ----------------------------------        ----------------------------
       NAME OF           SHARES           CLOSING              ESCROWED            CLOSING           ESCROWED
     SHAREHOLDER          OWNED           PAYMENT               PORTION            DELIVERY          PORTION
                        ---------      ---------------         ----------        ------------      ----------
IPC Peripherals         1,960,000      US$7,125,089.51 (1)     US$171,500        US$1,543,500      US$171,500
Pte. Ltd.
Tan Tai Chew            1,040,000      US$3,780,659.74          US$91,000         US$819,000        US$91,000
Goh Boon Huat             500,000      US$1,817,624.87          US$43,750         US$393,750        US$43,750
Lim Kim Lark              300,000      US$1,090,574.93          US$26,250         US$236,250        US$26,250
Alco Technology           200,000        US$727,049.95          US$17,500         US$157,500        US$17,500
Pte. Ltd.
SUBTOTAL:                      --        US$14,540,999         US$350,000       US$3,150,000       US$350,000

TOTAL:                  4,000,000                US$14,890,999.00                     US$3,500,000.00



(1) As set forth in Section 1.4 of the Disclosure Schedule, IPC Peripherals Pte. Ltd. has an outstanding loan payable to the Company in the aggregate principal amount of US$2,000,000.00, plus accrued interest at the rate of 5.5% per annum computed on a daily compounded basis. Pursuant to Section 1.3 of the Agreement, (i) the cash amount payable by the Purchaser to IPC Peripherals Pte. Ltd. at the Closing pursuant to
        Section 1.1 of the Agreement, as set forth in this Exhibit A, will be reduced by an amount equal to the aggregate principal amount plus accrued interest payable under such loan as of the Closing Date, and
        (ii) the Purchaser shall transfer an equivalent amount to the Company as full and complete satisfaction of such loan. Accordingly, at the Closing the Purchaser shall transfer an aggregate of US$5,116,936.57 to IPC Peripherals Pte. Ltd. and US$2,008,152.94 to the Company in full and complete satisfaction of all amounts owing under such loan.

                                    EXHIBIT B

                                     FORM OF
                                ESCROW AGREEMENT

                                    EXHIBIT C

                                     FORM OF
                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

                                    EXHIBIT D

                             SCHEDULE OF PARTIES TO
                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

                                  Tan Tai Chew

                                   Allan Phua

                                   Ng Yan Yap

                                   Koh Eng Moh

                                  Choo Bee Eng

                                    EXHIBIT E

                                   SCHEDULE OF
                         COMPANY DIRECTORS AFTER CLOSING

                                John Niedermaier

                                   Bernd Meier

                                  Tan Tai Chew

                                    EXHIBIT F

                                     FORM OF
                         LEGAL OPINION OF K L LIM & CO.

              [COUNSEL TO THE COMPANY AND THE SELLING SHAREHOLDERS]

                                    EXHIBIT G

                                     FORM OF
             LEGAL OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

                           [COUNSEL TO THE PURCHASER]